SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OF 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported)  March 30, 1998


                          Laser Acquisition Corp.
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               Exact Name of Registrant Specified in Charter


       Delaware                   333-29123                  650752460
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(State or Other Jurisdiction    (Commission                (IRS Employer
     of Incorporation)           File Number             Identification No.)

 2111 E. 37th Street North, Wichita, Kansas                      67219
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code --(316) 832-2700---------


                             CLN Holdings Inc.
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      (Former Name or Former Address, if Changed Since Last Report)






ITEM 1.  CHANGES  IN CONTROL OF THE REGISTRANT

            On March 30, 1998, Sunbeam Corporation, a Delaware corporation ("Sunbeam"), acquired control of CLN Holdings Inc. ("CLN Holdings"), a Delaware corporation which had previously been an indirect wholly owned subsidiary of Mafco Holdings Inc., a corporation wholly owned by Ronald O. Perelman ("Mafco"). The change of control of CLN Holdings occurred upon consummation of the merger (the "Holdings Merger") of CLN Holdings with and into Laser Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sunbeam ("LAC"), pursuant to the Agreement and Plan of Merger, dated as of February 27, 1998, as amended (the "Holdings Merger Agreement"), among Sunbeam, LAC, CLN Holdings and Coleman (Parent) Holdings Inc. ("Parent Holdings"), a Delaware corporation and the former parent corporation of CLN Holdings. Upon consummation of the Holdings Merger, CLN Holdings was merged with and into LAC, with LAC continuing as the surviving corporation (the "Surviving Corporation") and succeeding to all the rights and obligations of CLN Holdings.

            At the effective time of the Holdings Merger, all of the members of the board of directors of LAC became directors of the Surviving Corporation.

            The total amount of funds and other consideration required by Sunbeam to consummate the Holdings Merger was $159,956,756 in cash and 14,099,749 shares of Sunbeam Common Stock. Sunbeam obtained the cash portion of the Holdings Merger consideration from a recently completed offering of $2,014 million principal amount of Zero Coupon Convertible Senior Subordinated Debentures due 2018.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

(a)   Exhibits.

99.1 Press Release issued by Sunbeam on March 30, 1998 announcing the consummation of the Holdings Merger.



                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LASER ACQUISITION CORP.


                              By: /s/ David C. Fannin
                                 --------------------------------------
                                  David C. Fannin
                                  Executive Vice President,
                                  General Counsel and Secretary



April 8, 1998





                               EXHIBIT INDEX

99.1 Press Release issued by Sunbeam on March 30, 1998 announcing the consummation of the Holdings Merger.